UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 19, 2005
BANK OF COMMERCE HOLDINGS
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-25135 (Commission File Number)	94-2823865 (I.R.S. Employer Identification No.)

1951 Churn Creek Road Redding, California (Address of principal executive offices)		96002 (Zip Code)
Registrant’s telephone number, including area code: (530) 224-3333
N/A
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 5.04     Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
Notice to Plan Participants
Regarding System Improvements
December 29, 2005 — January 2, 2006
This notice is to inform you that First Mercantile, the record keeper for your company retirement plan, will implement improvements to its recordkeeping system from December 29, 2005 through January 2, 2006.
During this time period, you will be able to view your current account balance via the participant web site at www.yourinvestmentaccount.com. You will also be able to listen to your account balance through the automated voice response system by dialing 800.754.9080. However, you will not be able to direct or diversify investments in your account through the web site, the voice response system or paper forms.
You will be able to make changes to your current investment elections until 3:00 p.m. CT on December 28, 2005. On January 3, 2006, using your same PIN, you will once again be able to direct or diversify investments using the web site and the automated voice response system.
Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this may affect your retirement planning, as well as your overall financial plan. If you have any questions concerning this notice, please contact the participant call center at 800.754.9080, 7:00 a.m. to 7:00 p.m. CT, Monday — Friday.
Notification has been provided to all employees and directors of the Company.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2005	Bank of Commerce Holdings
/s/ Linda J. Miles

By: Linda J. Miles Executive Vice President & Chief Financial Officer

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